Exhibit 99.1

Listing of Accelerated Compensation Amounts Payable to the Company’s Named Executive

Officers

John D. Enlow, Sr.

Non-equity incentive compensation - $425,000.14

Time-Based Restricted Stock – 2,097 shares, $190,701.18

Performance-Based Restricted Stock – 4,765 shares, $866,658.20

Byrom L. Walker

Non-equity incentive compensation - $191,250.00

Time-Based Restricted Stock – 1,962 shares, $178,424.28

Performance-Based Restricted Stock – 3,992 shares, $726,064.95

Stock options – 5,500 shares, $101,884.35

Kent L. Streeter

Time-Based Restricted Stock – 3,699 shares, $336,387.06

Performance-Based Restricted Stock – 6,772 shares, $1,231,691.36

Stock options – 5,665 shares, $129,284.94

David V. Meghreblian

Time-Based Restricted Stock – 3,362 shares, $305,740.28

Performance-Based Restricted Stock – 6,324 shares, $1,150,209.12

Stock options – 16,057 shares, $428,193.99

Jim F. Andrews, Jr.

Time-Based Restricted Stock – 3,495 shares, $317,835.30

Performance-Based Restricted Stock – 6,612 shares, $1,202,590.56

Stock options – 15,426 shares, $387,818.09